UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2006
THE YANKEE CANDLE COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	001-15023	04 259 1416

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)
16 YANKEE CANDLE WAY
SOUTH DEERFIELD, MASSACHUSETTS 01373

(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (413) 665-8306
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 Revolving Credit Agreement dated 4/25/06
EX-99.1 Subsidiary Guaranty dated, 4/25/06 by Aroma Naturals, Inc.
EX-99.3 2nd Amendment to Revolving Credit Agreement dated as of 3/28/2006
EX-99.4 - Guaranty, dated 4/25/06 by Aroma Naturals, Inc,

Item 1.01 Entry Into a Material Definitive Agreement.
On April 25, 2006, The Yankee Candle Company, Inc. (the “Company”) entered into a new $100 million 364-day senior unsecured revolving credit facility (the “Credit Facility”) with Citizens Bank of Massachusetts (“Citizens”). The new Credit Facility may be used by the Company for, among other things, working capital, repurchase of the Company’s common stock, and other general corporate purposes. Amounts outstanding under the Credit Facility bear interest at a rate equal to, at the Company’s option, the Prime Rate or LIBOR Rate. LIBOR Rate borrowings under the Credit Facility include a margin rate ranging from 0.50% to 1.125%. These rates vary depending on the Company’s outstanding borrowings. In addition, the Company is required to pay a quarterly commitment fee on the unused revolving loan commitment amount ranging from 0.125% to 0.250%. The Company is also required to pay a utilization fee of 0.125% once outstanding borrowings exceed $50 million. The Credit Facility is unsecured and pari passu with the Company’s existing $250 million committed revolving line of credit. It also contains customary representations and warranties, as well as customary events of default and affirmative covenants. The Credit Facility also requires that the Company comply with several financial and other covenants, including requirements that the Company maintain at the end of each fiscal quarter the following financial ratios as set forth in the Credit Facility:
•	a consolidated total debt to consolidated EBITDA ratio of no more than 3.00 to 1.00, measured quarterly; and

•	a fixed charge coverage ratio (the ratio of the sum of consolidated EBITDA plus rent expense, less cash taxes paid and capital expenditures to the sum of consolidated cash interest expense plus rent expense and dividends) of no less than 2.00 to 1.00, measured quarterly.
The obligations of the Company under the Credit Facility are guaranteed by Aroma Naturals, Inc., a wholly-owned subsidiary of the Company (“Aroma”). In accordance with the terms of the Credit Facility, Aroma executed a Guaranty Agreement dated as of April 25, 2006 (the “Guaranty”) in favor of Citizens. All guarantees made by Aroma under the Guaranty are guarantees of payment and performance, and not of collection.
This new Credit Facility supplements the Company’s existing $250 million Revolving Credit Agreement dated as of May 19, 2004 (as amended and in effect from time to time, the “Existing Credit Agreement”), among the Company, Citizens and the other lenders named therein. The Existing Credit Agreement was amended pursuant to a Second Amendment to Revolving Credit Agreement dated as of March 28, 2006 (the “Second Amendment”) to revise certain covenants. The primary changes affected by the Second Amendment were:
•	A required consolidated total debt to consolidated EBITDA ratio of no more than 3.00 to 1.00. The original Existing Credit Agreement required a consolidated total debt to consolidated EBITDA ratio of no more than 2.25 to 1.00.
•	A fixed charge coverage ratio (the ratio of the sum of consolidated EBITDA plus rent expense, less cash taxes paid and capital expenditures to the sum of consolidated cash interest expense plus rent expense and dividends) of no less than 2.00 to 1.00. The original Existing Credit Agreement required a fixed charge coverage ratio of no less than 2.25 to 1.00.
•	Amounts outstanding under the Existing Credit Agreement, as so amended, bear interest at a rate equal to, at the Company’s option, Citizens Bank prime rate or a Eurodollar rate that ranges from 0.50% to 1.125% above LIBOR. Under the original Existing Credit Agreement, the Eurodollar rate ranged from 0.50% to 0.85% above LIBOR.
•	The Company is required to pay the lenders a quarterly commitment fee on the unused revolving loan commitment amount which ranges from 0.125% to 0.25%. Under the original Existing Credit Agreement, the commitment fee ranged from 0.125% to 0.20%.
On April 25, 2006, Aroma also executed a guaranty agreement (the “Existing Credit Agreement Guaranty”) in favor of Citizens and the lenders a party to the Existing Credit Agreement. The Existing Credit Agreement Guaranty provides a guarantee of the payment and performance, and not of collection, of the Company’s obligations under the Existing Credit Agreement.
Copies of the Credit Facility, the Guaranty, the Second Amendment and the Existing Credit Agreement Guaranty are attached to this Current Report on Form 8-K as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively and are incorporated herein by reference as though fully set forth herein. The foregoing summaries of the Credit Facility, the Guaranty, the Second Amendment and the Existing Credit Agreement Guaranty and the transactions contemplated thereby are qualified in their entirety by the complete text of such documents filed herewith.

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Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
          See Exhibit Index attached hereto.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE YANKEE CANDLE COMPANY, INC.

Date: April 25, 2006	By:	/s/ James A. Perley

James A. Perley
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Revolving Credit Agreement dated as of April 25, 2006 by and between The Yankee Candle Company, Inc. and Citizens Bank of Massachusetts

99.2	Subsidiary Guaranty dated as of April 25, 2006 by and between Aroma Naturals, Inc. and Citizens Bank of Massachusetts pertaining to the Revolving Credit Agreement dated as of April 25, 2006

99.3	Second Amendment to Revolving Credit Agreement dated as of March 28, 2006 by and between The Yankee Candle Company, Inc. and Citizens Bank of Massachusetts

99.4	Subsidiary Guaranty dated as of April 25, 2006 by and between Aroma Naturals, Inc. and Citizens Bank of Massachusetts pertaining to the Revolving Credit Agreement dated as of May 19, 2004